UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 6, 2020

LAZYDAYS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	00 1-38424	82-4183498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6130 Lazy Days Blvd., Seffner, Florida	33584
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LAZY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 2	Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 6, 2020, (A) Lazydays Holdings, Inc. (“Lazydays,” “Pubco Guarantor” or the “Company”), Lazy Days’ R.V. Center, Inc. (“Parent Guarantor”) and Lazydays Land Holdings, LLC (together with Pubco Guarantor and Parent Guarantor, collectively, the “Existing Guarantors”), (B) LDRV Holdings Corp. (“LDRV”), Lazydays RV America, LLC, Lazydays RV Discount, LLC, Lazydays Mile HI RV, LLC, Lazydays Of Minneapolis LLC, LDRV of Tennessee LLC, Lazydays of Central Florida, LLC (together with LDRV, each an “Existing Borrower” and, collectively, the “Existing Borrowers”), (C) Lone Star Acquisition LLC, authorized to conduct business in the State of Texas as Lone Star Land of Houston, LLC (“Mortgage Loan Borrower”), (D) Lone Star Diversified, LLC (“Diversified”), (E) Manufacturers and Traders Trust Company (“M&T Bank” or “Administrative Agent”) and (F) certain lenders (the “Lenders”) party to the credit agreement entered into the Third Amendment and Joinder to Credit Agreement (“Third Amendment”).

The Mortgage Loan Borrower, Diversified, and the Existing Borrowers, each in its capacity as a guarantor of various obligation, together with the Existing Guarantors, are collectively referred to as the “Guarantors.” The Existing Borrowers, the Mortgage Loan Borrower and Diversified, in its capacity as a borrower, are collectively referred to in the Third Amendment as the “Borrowers.”

Pursuant to the Third Amendment, the Mortgage Loan Borrower and Diversified, wholly owned subsidiaries of LDRV, became parties to the Credit Agreement and were identified as Additional Loan Parties. The Existing Borrowers and Guarantors also requested that the Lenders provide a mortgage loan credit facility in the aggregate principal amount of acquisition, construction, and permanent mortgage financing for a property acquired by the Mortgage Loan Borrower. The mortgage loans maximum borrowing amount is $6.136 million. The mortgage loan accrues interest at the Adjusted LIBOR Rate or the Adjusted Base Rate as provided in the Third Amendment and principal and interest payments are due on the payment schedule set forth in the Third Amendment. The mortgage loan matures on March 15, 2021.

The Third Amendment also amended certain definitions and covenants and made certain other modifications to the Credit Agreement including (i) adding definitions and terms related to replacing the LIBOR benchmark rate for U.S. dollar-denominated syndicated credit facilities, (ii) adding definitions and terms related to the mortgage encumbering the real property and improvements located in Harris County, Texas associated with the Company’s new dedicated service center that opened in February 2020, and (iii) amending or amending and restating certain terms such as the Base Rate, Guarantors, LIBOR Rate, Loans, Notes, Total Credit Exposure and Permitted Acquisition.

The foregoing summary is qualified in its entirety by reference to the Third Amendment, a copy of which will be filed with the annual report on Form 10-K for the year ended December 31, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

March 12, 2020	By:	/s/ WILLIAM P. MURNANE
Date		William P. Murnane
Chief Executive Officer

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